Exhibit 99.1

Intrusion Inc. Reports Fourth Quarter and Full Year 2025 Results

Intrusion Shield expansion efforts and strategic enhancements to the sales process strengthen the Company's path toward sustainable growth and long-term profitability

PLANO, Texas, March 24, 2026 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ) (“Intrusion” or the “Company”), a leader in cyberattack prevention solutions, announced today financial results for the fourth quarter and full year ended December 31, 2025.

Recent Financial & Business Highlights:

•	Released Intrusion Shield Cloud on the Microsoft Azure, further expanding the access of Shield to new customers.
•	Launched the P.O.S.S.E (Protecting Our Sheriff's Security Everywhere) Program through a partnership with PortNexus that utilizes Shield On-Premise to help protect law enforcement from cyber threats.
•	Strengthened U.S. business development efforts across the government sector and channel partners with strategic leadership additions.
•	Expanded the Shield ecosystem with the launch of Shield Stratus that blocks known threats immediately without the complexity or re-architecture required by traditional firewalls.

“While we made meaningful progress in 2025 to improve our business, our fourth quarter results were impacted by the delay of an expected contract extension for our critical infrastructure technology due to timing variability in federal funding and procurement processes,” said Tony Scott, CEO of Intrusion. “While we are disappointed by this delay, we do anticipate that we will recover this revenue during the first half of 2026 as funding visibility improves and procurement activity normalizes. We continue to remain confident in our work with the U.S. Department of War, as we support the broader national mission to secure critical physical and digital infrastructure from evolving hostile cyber threats.”

Mr. Scott continued, “Our Shield solutions have also continued to see further adoption by emergency services as a result of our partnership with PortNexus, which is highlighted by the recent launch of the P.O.S.S.E Program that provides sheriff departments with the threat intelligence they need to ensure that local public safety infrastructure is protected. We anticipate that we will see additional traction of this program over the coming quarters and will help further support our financial growth goals."

Mr. Scott concluded, "On the business development front, we continued to take strategic steps to strengthen our sales efforts, including the hiring of two senior sales leaders and expanding the market access of our Shield solutions by making the products available on both the AWS Marketplace and Microsoft Azure. It is our belief that these efforts will help improve our revenue performance in 2026. We are encouraged by what we have accomplished, and we remain focused on delivering continued growth that will help transition Intrusion to profitability and create value for our stakeholders."

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Fourth Quarter Financial Results

Revenue for the fourth quarter of 2025 was approximately $1.5 million, representing a decrease of 12% on a year-over-year basis. This decrease in revenue was driven by the delayed timing of a meaningful U.S. government contract award. Procurement timing constraints during the quarter limited agencies’ ability to initiate new contract actions, impacting the timing of revenue recognition. The Company anticipates that a substantial portion of the delayed revenue associated with this contract will be recognized in future periods, subject to the timing of contract award and funding approvals.

The gross profit margin was 74% for the fourth quarter of 2025, down slightly from the prior year period. Gross margin varies based on product mix.

Operating expense for the fourth quarter of 2025 was $4.0 million, up $0.8 million compared to the fourth quarter of 2024.

Net loss for the fourth quarter of 2025 was $2.8 million, or $(0.14) per share, which is down $0.9 million when compared to prior year performance.

Full Year Financial Results

Revenue for the full year ended December 31, 2025, was $7.1 million, an increase of $1.3 million or 23% compared to 2024.

The gross profit margin was 76% for the full year ended December 31, 2025, compared to 77% in 2024.

Operating expenses for the full year ended December 31, 2025, were $14.5 million, an increase of $1.7 million from 2024.

The net loss for the full year ended December 31, 2025, was ($9.1) million, or $(0.46) per share, compared to a loss of ($7.8) million, or $(1.63) per share, in 2024.

As of December 31, 2025, cash and cash equivalents were $3.6 million. To help improve the Company’s cash position, Intrusion is currently in the process of seeking a small debt financing. The debt financing will help further support the Company’s growth initiatives. Intrusion will provide additional updates on the debt financing during the first quarter 2026 earnings call.

Conference Call

Intrusion’s management will host a conference call today at 5:00 P.M. EDT. Interested investors can access the live call by dialing 1-877-545-0523, or 1-973-528-0016 for international callers, and providing the following access code: 121132. The call will also be webcast live (LINK) For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. EDT until April 7, 2026, by dialing 1-877-481-4010, or 1-919-882-2331 for international callers, and entering the following access code: 53469. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

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About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas, specializing in advanced threat intelligence. At the core of its capabilities is TraceCop, a proprietary database that catalogs the historical behavior, associations, and reputational risk of IPv4 and IPv6 addresses, domain names, and hostnames. Built on years of gathering global internet intelligence and supporting government entities, this data forms the backbone of Intrusion's commercial solutions.

Its most recent solution is Intrusion Shield - a next-generation network security platform designed to detect and prevent threats in real time. In observe mode, Shield delivers analytical insights powered by Intrusion's exclusive data, helping organizations identify unseen patterns and previously unknown risks. In protect mode, it monitors traffic flow and automatically blocks known malicious and unknown connections from entering or exiting the network - providing a powerful defense against Zero-Day threats and ransomware. By integrating Shield into a network, organizations can elevate their overall security posture and enhance the performance of their broader cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our financial position; our ability to continue our business as a going concern; our business, sales, and marketing strategies and plans; our ability to successfully market, sell, and deliver our Intrusion Shield commercial product and solutions to an expanding customer base; are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements contained in this press release include, but are not limited to, such statements.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as the same may be updated from time to time.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

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INTRUSION INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	December 31,
	2025	2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,624	$4,851
Accounts receivable, net of allowance of $0.1 million	131	169
Prepaid expenses and other assets	476	514
Total current assets	4,231	5,534
Noncurrent Assets:
Property and equipment:
Equipment	2,917	2,690
Capitalized software development	5.663	3,948
Leasehold improvements	18	18
Property and equipment, gross	8,598	6,656
Accumulated depreciation and amortization	(4,313)	(2,809)
Property and equipment, net	4,285	3,847
Finance leases, right-of-use assets, net	222	491
Operating leases, right-of-use assets, net	1,392	1,356
Other assets	257	281
Total noncurrent assets	6,156	5,975
TOTAL ASSETS	$10,387	$11,509

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable, trade	$492	$1,508
Accrued expenses	357	291
Finance lease liabilities, current portion	167	405
Operating lease liabilities, current portion	266	209
Notes payable	–	529
Deferred revenue	503	730
Total current liabilities	1,785	3,672

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	6	172
Operating lease liabilities, noncurrent portion	1,319	1,414
Total noncurrent liabilities	1,325	1,586

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value: Authorized shares – 5,000; Issued shares – 0 in 2025 and 4 in 2024	–	3,827
Common stock, $0.01 par value: Authorized shares – 80,000; Issued shares – 20,117 in 2025 and 15,591 in 2024; Outstanding shares – 20,116 in 2025 and 15,590 in 2024	201	156
Common stock held in treasury, at cost – 1 share(s)	(362)	(362)
Additional paid-in capital	134,547	122,552
Stock subscription receivable	–	(1,872)
Accumulated deficit	(127,066)	(118,007)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity	7,277	6,251
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,387	$11,509

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 INTRUSION INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	$1,482	$1,676	$7,095	$5,771
Cost of Revenue	380	421	1,715	1,341

Gross Profit	1,102	1,255	5,380	4,430

Operating Expenses:
Sales and marketing	1,602	1,194	5,266	4,736
Research and development	1,293	1,231	5,172	4,435
General and administrative	1,055	733	4,106	3,705

Operating Loss	(2,848)	(1,903)	(9,164)	(8,446)

Interest expense	(14)	(54)	(81)	(328)
Interest accretion and amortization of debt issuance costs, net	–	–	–	990
Other income (expense), net	38	–	186	(6)

Net Loss	$(2,824)	$(1,957)	$(9,059)	$(7,790)

Net Loss Per Share:
Basic	$(0.14)	$(0.36)	$(0.46)	$(1.63)
Diluted	$(0.14)	$(0.36)	$(0.46)	$(1.63)

Weighted Average Common Shares Outstanding:
Basic	20,103	6,198	19,800	5,275
Diluted	20,103	6,198	19,800	5,2752

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